Exhibit 99.1

URBAN EDGE PROPERTIES INVESTOR PRESENTATION January 5, 2015

STATEMENTS These slides and the related discussions may contain forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this presentation. We also note the following forward-looking statements that have been included in this presentation: our financial projections and our covenant projections, in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete such projects; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions; uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions to the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the composition of the spin-off portfolio, the possibility that third-party consents required to transfer certain properties in the spin-off will not be received, the impact of the spin-off on Urban Edge Properties, the timing of and costs associated with property improvements, financing commitments, and general competitive factors. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in the Urban Edge Properties Information Statement, dated as of December 30, 2014 (the “Information Statement”). You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this presentation. All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statement to reflect events or circumstances occurring after the date of this presentation. NON-GAAP FINANCIAL MEASURES This presentation also contains certain non-GAAP financial measures. For these measures, we have provided a reconciliation to the most directly comparable GAAP financial measure in the Appendix to this presentation. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. 2

OVERVIEW AND SPIN TRANSACTION

TRANSACTION HIGHLIGHTS

Name	Urban Edge Properties
Exchange / Ticker	NYSE / UE
Portfolio	79 shopping centers, three malls and a warehouse park (14.9 million owned SF)
Distribution Ratio	One Urban Edge common share for every two Vornado common shares
Expected Dividend for Q1 2015	$0.20 per share (subject to Board of Trustees approval and declaration) (1)
Pro Forma Fully Diluted Shares and OP Units Outstanding	105 million shares and OP units (approximately)
Anticipated Timing	Form 10 Effective: December 30, 2014 Record Date: January 7, 2015 Distribution Date: January 15, 2015 Regular Way Trading Begins: January 16, 2015
Strategic Rationale	De-conglomerate two very different businesses by separating a great Northeastern shopping center business with strong growth prospects from Vornado's unique world-class Manhattan and Washington businesses. The separation will create two focused, pure play REITs.

Note:
(1) Indicative run rate of $0.80 per share for fiscal year 2015

URBAN EDGE PROPERTIES
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ORIGINS OF URBAN EDGE • Founded in 1946 • Grew to over 100 locations • Acquired Vornado (fan company) in 1959 • Faced financial difficulties in the 1970’s • Interstate Properties took control in 1979 • Liquidated retailer in the early 1980’s, realizing significant value from the real estate • Converted to a REIT in 1993 with 55 shopping centers • 44 shopping centers were once anchored by Two Guys • Since then, VNO has become a ~$37 billion entity focused on office and NYC street retail • In many ways, Urban Edge is the Vornado of 1993 • 79 shopping centers • 44 shopping centers were part of the original 55 Vornado shopping centers • Objective is to improve shopping centers located in and on the edge of urban communities 4

ORIGINS OF URBAN EDGE ·,.,. . :ed:I=C v:l .'v:l I - Bethlehem, PA 1966 NE EDGE U 5 RTIES

INVESTMENT HIGHLIGHTS

1. **High quality portfolio concentrated in the Washington, DC to Boston corridor with the New York Metropolitan Region representing two-thirds of total NOI [(1)]**
   - Average Population / Income (3 Miles) 152,149 / $86,062 [(2)]
   - Average Supermarket Sales PSF $724 [(3)]
   - Weighted Average Base Rent PSF $19.37 [(4)]
2. **Embedded growth opportunities from leasing and redevelopment**
   - Historical same property NOI Growth of 2.1% over prior 3 years and 2.5% trailing 9 months [(5)]
   - $175 million in identified redevelopment and repositioning opportunities
3. **Proven management team and board members**
4. **Strong balance sheet**
   - 6.1x Net Debt to TTM EBITDA [(6)]
   - Weighted average term of total debt of approximately 6.5 years [(7)]
   - Significant liquidity with approximately $225 million of cash [(6)] and $500 million of undrawn revolver capacity at the time of separation

Note:

(1) ~66% of NOI based on YTD NOI as of September 30, 2014. Excludes third-party fee income

(2) Source: International Strategy & Investment Group, LLC; 2012E 3-mile ring average population and 2012E 3-mile ring average household income. Note: Urban Edge Information Statement uses median household income

(3) Based on the 12 reporting supermarkets with at least one full year of operations as of October 2014

(4) Based on weighted average annual rent PSF excluding warehouses, ground rent, storage and garages

(5) For 2011 - 2013 and Nine Months Ended September 30, 2013 and September 30, 2014, respectively

(6) Based on TTM pro forma EBITDA and debt as of September 30, 2014 and pro forma cash as of the separation, net of $27 million of costs incurred in connection with the separation

(7) Data as of September 30, 2014

URBAN EDGE PROPERTIES

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PORTFOLIO PORTFOLIO QUICK FACTS Number of Assets 83 Average Shopping Center Size (SF) 177k Average Shopping Center Age (years) ~38 NOI (%) (1)(2) Puerto Rico Ground & Space Leases 5% Single-tenant 9% Community 15% Warehouse < 1% Power 51% Mall 25% Note: (1) As of September 30, 2014 (2) Excludes third-party fee income Fee 95% 7 Occupancy % (1) 95.4% Total Owned Square Footage (MM) 14.9

DC TO BOSTON CORRIDOR • 71 of the company’s 83 properties are situated in the DC to Boston corridor, representing ~85% of NOI (1) • Most heavily urbanized region in the US • Contains 50 million people • 931 people per square mile, over 10x higher than the US average Note: (1) NOI is based on YTD NOI as of September 30, 2014. Excludes third-party fee income 8

NEW YORK METROPOLITAN REGION • New York Metropolitan Region represents ~66% of NOI (1) • 45 properties • 9.3 million SF Note: (1) NOI is based on YTD NOI as of September 30, 2014. Excludes third-party fee income 9

PUERTO RICO • Puerto Rico represents ~12% of NOI (1) • 2 properties • 1.0 million SF Note: (1) NOI is based on YTD NOI as of September 30, 2014. Excludes third-party fee income 10

CALIFORNIA • California represents ~2% of NOI (1) • 4 properties • 126,000 SF Note: (1) NOI is based on YTD NOI as of September 30, 2014. Excludes third-party fee income 11

PORTFOLIO HIGHLIGHTS POPULATION WITHIN 3-MILE RING UE 152,149 FRT EQY ROIC WRI KIM BFS REG RPAI CDR BRX DDR RPT 60,000 85,000 110,000 135,000 160,000 Source: International Strategy & Investment Group, LLC; 2012E 3-mile ring population 12 134,377 116,949 108,088 99,066 98,009 97,259 94,656 83,559 73,272 72,125 69,396 67,016

PORTFOLIO HIGHLIGHTS AVERAGE HOUSEHOLD INCOME WITHIN 3-MILE RING FRT $95,170 BFS REG UE ROIC RPT EQY KIM RPAI DDR WRI BRX CDR $ 60,000 $ 70,000 $ 80,000 $ 90,000 $ 100,000 Source: International Strategy & Investment Group, LLC; 3-mile ring 2012E average household income. Note: Urban Edge Information Statement uses median household income 13 $91,718 $89,811 $86,062 $82,040 $77,592 $77,473 $75,762 $73,054 $71,515 $70,025 $68,420 $67,670

PORTFOLIO HIGHLIGHTS SUPERMARKET SALES PSF (1) (2) UE EQY BFS REG WRI BRX RPAI RPT $500 Source: Peer Company Investor Presentations Note: $560 $620 $680 $740 (1) Based on reporting supermarkets including: RPT (November 2014), RPAI (November 2014), BRX (November 2014), WRI (November 2014), REG (September 2014), BFS (May 2014) and EQY (November 2014). CDR, DDR, FRT, KIM and ROIC do not disclose this statistic (2) Urban Edge data based on the 12 reporting supermarkets with at least one full year of operations as of October 2014 14 $724 $625 $600 $575 $558 $537 $525 $505

PORTFOLIO HIGHLIGHTS Strong demographic profile and high barrier-to-entry market presence drive rents AVERAGE BASE RENT – 3Q2014 (1) FRT $25.36 UE REG BFS ROIC EQY WRI RPAI DDR KIM RPT CDR BRX $10.00 $14.00 $18.00 $22.00 $26.00 Source: Comparable data per Green Street Advisors November 2014 Strip Center Sector Update, SEC filings, and peer company investor presentations Note: (1) Urban Edge figure represents owned square feet and excludes warehouses as well as ground rent, storage rent and garages 15 $19.37 $18.30 $18.06 $17.83 $16.93 $15.95 $15.34 $13.65 $13.48 $12.78 $12.73 $12.10

PORTFOLIO HIGHLIGHTS HIGH AND STABLE HISTORICAL OCCUPANCY (1) 100.0% 98.0% 96.0% 95.4% 94.0% 92.0% 90.0% 2009 2010 2011 2012 2013 3Q 2014 Note: (1) Data as of September 30, 2014. Figures represent owned square feet and exclude warehouses 16 95.6% 94.9% 95.0% 95.0% 94.5%

TENANT PROFILE Diverse, high quality retailer base TOP TENANTS (% of ANNUALIZED CASH RENTAL REVENUE) (1) 8.0% 6.0% • 73% of rental revenue received from tenants 4.0% 2.0% 0.0% TENANT DATA ABR PSF # of Stores Credit Ratings Sq. Feet (000s) (4) $16.23 7 A2 / A 865 $7.29 9 Aa2 / AA 1,439 $15.57 16 A3 / A+ 567 $8.73 6 A3 / A-976 $11.94 8 Baa3 / BBB 633 $9.43 8 Baa1 / BBB 716 $20.58 7 Baa2 / BB 313 $9.42 4 Caa1 / CCC+ 547 $21.56 9 NR / BB+ 235 $11.02 4 B3 / B-454 Source: SEC filings, peer company investor presentations and Bloomberg Note: (1) (2) (3) Based on YTD annualized cash rental revenue as of September 30, 2014 Represents top 25 tenants by ABR of EQY, BRX, KIM, DDR, WRI, and FRT. Other peers do not disclose detail required for comparison Peer average based on EQY, BRX, KIM and DDR. FRT and ROIC classify anchor tenants as those greater than 15,000 SF. Including FRT and ROIC, peer average would equal 52% (4) As of September 30, 2014 17 • 58% of Urban Edge’s top 25 tenants by rental 6.3% revenue have investment grade ratings, compared to peer average of 52% (2) 4.7% 3.9% 3.8% over 10,000 SF versus peer average of 58% (3) 3.0% 3.0% 2.9% 2.3% 2.3% 2.2%

MANAGEMENT AND BOARD OF TRUSTEES

BOARD OF TRUSTEES

TRUSTEE	AFFILIATION
Jeffrey Olson	*Chairman and CEO, Urban Edge Properties*
Steven Roth	*Chairman and CEO, Vornado Realty Trust*
Michael Gould	*Former Chairman and CEO, Bloomingdale's*
Steven Grapstein	*CEO, Como Holdings, USA, Inc.* *Chairman, Tesoro Corporation* *Former Chairman, Armani Exchange*
Steven Guttman	*Founder and Principal, Storage Deluxe* *Former Chairman and CEO, Federal Realty*
Amy Lane	*Director, The TJX Companies, Inc. and GNC Holdings, Inc.* *Former Managing Director of Global Retailing Investment Banking, Merrill Lynch*
Kevin O'Shea	*CFO, AvalonBay Communities*

MANAGEMENT TEAM

NAME	ROLE
Jeffrey Olson	*Chairman and Chief Executive Officer*
Robert Minutoli	*Chief Operating Officer*
Matthew Iocco	*Interim Chief Financial Officer*
Donald Casey	*General Counsel*
Jennifer Holmes	*Chief Accounting Officer*
Aanen Olsen Judy Knop	*Development & Construction*
James Staveley	*Property Management*
Michael Zucker	*Leasing*

URBAN EDGE PROPERTIES

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GROWTH STRATEGY

LEASING	REDEVELOPMENT	DEVELOPMENT	ACQUISITIONS
Increase occupancy Increase rents Improve tenant mix Recapture below market anchor leases	Revitalization of existing assets Build on excess land Expand existing assets	Retail division has delivered projects in excess of ~$1.0 billion over the past ten years	Expand footprint by leveraging experience and relationships in core markets Retail division has acquired ~$1.7 billion in new properties over the past ten years
Examples: • Gun Hill • Hackensack • Kearny • Las Catalinas • Walnut Creek	**Examples:** • Bergen Town Center • Montehiedra • Bruckner Boulevard • East Hanover warehouses	**Examples:** • Springfield Town Center • Bergen Town Center • Wayne Towne Center • Garfield • North Bergen APA	**Target Markets:** • Washington, DC to Boston corridor • Los Angeles and San Francisco
2015 Goal: 2 - 3% Same Property NOI Growth 96% Occupancy	**Annual Goal:** $30 - $50 million **Identified Pipeline:** $175 million (1)	**Annual Goal:** $30 - $50 million	**Annual Goal:** $100 - $200 million

Note:
(1) See slide 38

URBAN EDGE PROPERTIES
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STRATEGY EXECUTION CORE COMPETENCIES •Identification •Adaptation •Acquisition •Construction •Planning •Commissioning & turnover •Budgeting •Completing leasing •Design •Operating •Pre-leasing 20

LEASING Las Catalinas Mall, Puerto Rico • Centrally located, easily accessible mall serving the densely populated Caguas region • Merchandising dominated by island-based retailers, many of which are struggling in the current weak economy 21

LEASING Las Catalinas Mall, Puerto Rico • Remerchandise with strong mainland retailers looking for 2nd or 3rd locations after Plaza Las Americas and/or Plaza Carolina 11 7 6 13 12 5 4 2 3 1 9 8 10 • Significant representation of island-based merchants 1. P.F. Chang’s 2. Forever 21 8. Shoe Carnival 9. Sally Beauty 3. Outback Steakhouse 10. Red Mango 4. Adidas 5. Bath & Body Works 6. Aeropostale 7. Van Heusen 11. Marianne 12. G by Guess (proposed) 13. Zumiez (proposed) 22 After Before

LEASING Walnut Creek, California Existing • 29,000 SF Barnes & Noble lease significantly undermarket at $45 PSF rent expires January 31, 2016 • Next to Apple Store and across Olympic Boulevard from Neiman Marcus and Broadway Plaza, which is undergoing a major expansion and renovation • Enormous appeal to merchants looking for a prominent location in the heart of an upscale and growing shopping district experiencing significant new investment 23

LEASING Walnut Creek, California ENEDGE 24 U RTIES

REDEVELOPMENT Bruckner Plaza, Bronx, New York Existing • 1963 vintage center serving a densely populated and underserved trade area with easy access to major roads and mass transit; significant frontage on the Bruckner Expressway • Anchored by Kmart, Toys “R” Us, Key Food, Marshalls and Old Navy 25

REDEVELOPMENT Bruckner Plaza, Bronx, New York Proposed • Renovate and remerchandise southern portion (Key Food, retail/office building and small retail building) and refurbish all site improvements • Significant longer term expansion potential on northern portion (Kmart and Toys “R” Us) upon expiration/recapture and rezoning 26

REDEVELOPMENT East Hanover, New Jersey • Older center on Rt. 10, a primary east-west arterial serving affluent areas, adjacent to the warehouse park; anchored by Home Depot, Dick's and Marshalls • Retail: renovate buildings and site work to match physical appearance to customer shopper base • Warehouses: update for users seeking space nearer to customers; future retail opportunities • Vacant 27,000 SF retail box on Rt. 10 is a rare offering in this market (former Loehmann’s) 27

REDEVELOPMENT East Hanover, New Jersey Existing Proposed 28

REDEVELOPMENT Montehiedra Town Center, Puerto Rico • Superior freeway location 5 miles south of San Juan, but outflanked by Plaza Las Americas (5 miles north) and Las Catalinas (8 miles south) • Convert to value/retail outlet format; no competition south of San Juan; only other outlets on the island are 30 miles west and 15 miles east of the city • Nike, Puma and Skechers open • 20,000 SF approved capacity on excess land 29

REDEVELOPMENT Montehiedra Town Center, Puerto Rico New Additions NE EDGE U 30 RTIES

DEVELOPMENT Bergen Town Center, New Jersey Before • Former Bergen Mall developed by Allied Stores and opened in 1957 anchored by Stern’s and Newberry’s; Ohrbach’s added in 1967 • Partial demolition and major expansion 31

DEVELOPMENT Bergen Town Center, New Jersey After • 952,000 SF anchored by Target, Century 21, Whole Foods and Lowe’s • Junior anchors include Marshalls, Rack, Off Fifth, Bloomingdale’s Outlet, Last Call Studio by Neiman Marcus, Nike, H&M, Old Navy, Ulta, REI and 24 Hour Fitness • Leasing exceeds 99% while in-line sales exceed $600 PSF and have increased ~20% over the past three years with strong momentum 32

DEVELOPMENT Bergen Town Center, New Jersey ENEDGE 33 U RTIES

DEVELOPMENT Garfield, New Jersey Before • Former Two Guys distribution facility • Total demolition and reconstruction, including extensive environmental and geotechnical remediation 34

DEVELOPMENT Garfield, New Jersey After • 195,000 SF anchored by Wal-Mart and Marshalls • Approvals in-hand and site work completed for 70,000 SF of additional development 35

DEVELOPMENT North Bergen, New Jersey Before • Former truck transfer terminal in densely populated, underserved NJ trade area just across the Hudson from NYC • Total demolition and reconstruction, including extensive environmental and geotechnical remediation 36

DEVELOPMENT North Bergen, New Jersey After • 410,000 SF anchored by Wal-Mart (203,000 SF), BJ’s, Staples, PetSmart and Harbor Freight • Strong, productive small store line-up brings leasing to 100% 37

REDEVELOPMENT PIPELINE Robust redevelopment pipeline generating strong return on capital INCREMENTAL ($000’s) PROPERTY DESCRIPTION SF COST NOI ROC Bruckner Plaza Renovate and remerchandise non-anchor buildings 112,000 24,000 East Hanover Warehouses Upgrade of warehouse facilities 942,000 10,000 West Babylon Additional 1,800 SF 1,800 1,400 Dover Additional 3,700 SF 3,700 100 SUBTOTAL 1,238,600 54,900 Bergen Town Center Renovation and expansion 120,000 TOTAL 1,238,600 174,900 16,900 9.7% Note: Amounts presented above are management’s estimates based on currently available information 38 Montehiedra Town Center Additional 20,000 SF 20,000 400 North Plainfield Additional 20,000 SF 20,000 1,500 Montehiedra Town Center Convert to value/retail outlet format 139,100 17,500

BALANCE SHEET – LIQUIDITY AND Significant liquidity and attractive cost of capital LEVERAGE COMMENTARY DEBT MATURITY PROFILE ($MM / % Int. Rate) (1) Wtd. Avg. Annual Interest Rate: 4.27% Wtd. Avg. Debt Term Years: 6.5 Years • Capitalized for immediate growth • Strong balance sheet with ~$1.3 billion of total debt outstanding and Net Debt / EBITDA (2) of 6.1x $700 $600 • At separation, significant liquidity with approximately $225 million of cash (3) and $500 million of undrawn revolver capacity $500 $400 • Access to multiple sources of capital $300 $200 (4.26%) $100 ) $0 Note: (1) (2) (3) Data as of September 30, 2014. Interest rate percentage calculated as weighted average interest rate of all debt expiring during each respective year (detail available on slide 44) Based on TTM pro forma EBITDA and debt as of September 30, 2014 and pro forma cash at the time of the separation Pro forma cash of $225 million represents the $252 million of cash on Information Statement pro forma balance sheet, net of the $27 million of costs incurred in connection with the separation 39 $611 (4.09%) $120 (6.04%) $104 $300 (3.56%) $130 (4.43%) $16 (7.30% $12 (7.20%)

BALANCE SHEET – BENCHMARKING COST OF DEBT (INTEREST %) (1) DEBT MATURITY PROFILE (YEARS) (2) UE FRT ROIC WRI BRX AAT DDR KIM REG EQY AKR RPAI ROIC UE WRI FRT RPAI REG EQY DDR KIM BRX AAT AKR .5 4.0% 4.5% 5.0% 5.5% 6.0% 0.0 2.0 4.0 6.0 8.0 NEAR-TERM DEBT MATURITIES (3) NET DEBT / EBITDA (4) UE ROIC FRT RPAI REG DDR EQY WRI KIM BRX AAT AKR AKR FRT REG WRI RPAI EQY KIM UE AAT ROIC BRX DDR x 7x 0% 15% 30% 45% 60% 2.0x 4.0x 6.0x 8.0x Source: Company investor presentations, SEC filings, and Green Street Advisors November 2014 Strip Center Sector Update Note: (1) Represents weighted average annual interest rate of fixed rate debt (2) Represents weighted average years to maturity (3) Represents debt maturities through 2016 as a percentage of total debt maturities (4) Net debt to TTM EBITDA (as of September 30, 2014) 40 3.3x 5.4x 5.6x 5.6x 5.8x 5.9x 5.9x 6.1x 6.4x 6.9x 7.6 7. 10% 12% 17% 19% 25% 26% 27% 27% 29% 34% 46% 49% 4.4% 4. 6% 4.7% 5.0% 5.0% 5.0% 5.1% 5.1% 5.3% 5.3% 5.5% 5.8% 6.6 6.5 6.5 5.5 4.8 4 4 4. 4.1 4.1 3.4 2.9 2.4

APPENDIX NOI and same property NOI are supplemental non-GAAP measures that aid in the assessment of the unlevered performance of our properties and portfolio as it relates to the total return on assets. The most directly comparable GAAP financial measure is operating income. We calculate NOI by adjusting GAAP operating income to add back depreciation and amortization expense, general and administrative expenses, real estate impairment losses and non-cash ground rent expense, and deduct non-cash rental income resulting from the straight-lining of rents and amortization of acquired below market leases net of above market leases. NOI does not include a deduction for property management fee expenses because they are eliminated in consolidation against intercompany property management fee income. Intercompany property management fees were approximately $6.6 million and $6.5 million for the nine months ended September 30, 2014 and 2013, respectively, and $8.7 million, $8.6 million and $8.5 million for the years ended December 31, 2013, 2012 and 2011, respectively. Same property NOI is calculated as NOI for properties that were owned and operated for the entirety of the reporting periods being compared, and excludes properties that are under development/redevelopment and properties acquired or sold during the periods being compared. The properties that were under redevelopment and excluded from same property NOI are as follows: Bergen Town Center East and East Hanover warehouse park for all periods presented; and, North Plainfield, NJ, Paramus, NJ, and Garfield, NJ for the years ended December 31, 2013, 2012 and 2011. We believe NOI and same property NOI are meaningful non-GAAP financial measures because real estate acquisitions and dispositions are evaluated based on, among other considerations, property NOI applied to market capitalization rates. We utilize these measures to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. NOI and same property NOI should not be considered substitutes for operating income or net income and may not be comparable to similarly titled measures employed by others. This presentation contains Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), a non-GAAP measure. EBITDA is presented before non-controlling interests, discontinued operations, gains on sale or real estate and non-recurring items. We consider EBITDA a supplemental measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on a multiple of EBITDA, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. EBITDA should not be considered a substitute for net income. EBITDA may not be comparable to similarly titled measures employed by other companies. A description of this measure and a reconciliation to the most directly comparable GAAP measure is provided on page 45. FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gain from sales of depreciated real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets, extraordinary items and other specified non-cash items. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flows as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies 41

SELECT FINANCIAL INFORMATION

($MM)	THREE MONTHS ENDED SEPTEMBER 30, 2014	NINE MONTHS ENDED SEPTEMBER 30, 2014	2014 ANNUALIZED
NOI	50.6	150.2 (1)	200.3
Pro Forma OPEX Adjustments	(0.7)	(2.0) (2)	(2.6)
Tax Expense – Puerto Rico Properties	(0.5)	(1.6) (3)	(2.1)
Indicative Cash NOI	49.4	146.6	195.6
Non-cash Adjustments to NOI	2.2	6.1 (4)	8.2
Indicative NOI Including Non-cash Adjustments	51.6	152.7	203.8
Pro Forma Adjustment for Third Party Management Fees	0.7	2.0 (5)	2.6
Pro Forma General and Administrative Expenses	(8.1)	(24.2) (6)	(32.3)
Interest Expense	(14.4)	(40.8) (6)	(54.4)
Run Rate Adjustment to Interest Expense	(1.3)	(3.8)	(5.1) (7)
Indicative FFO with Pro Forma Adjustments	28.5	85.9	114.6
Fully Diluted Share Count	105	105 (8)	105
Indicative FFO with Pro Forma Adjustments Per Share	$0.27	$0.82	$1.09

Note: Data on this slide, including annualized data and third quarter 2014 data, are not intended to represent, and should not be taken as, guidance as to future results or predictions as to future results. Totals may not add due to rounding

(1) Disclosed in p. 27 of the Information Statement. Inclusive of $0.398MM of Management Fee Income on Interstate Properties; see p. F-34 of the Information Statement. Does not include intercompany property management fee expense of $6.6MM

(2) Pro forma adjustment includes fees pursuant to the Transition Services Agreement for information technology to be provided by Vornado to UE and rent expense pursuant to the leases by UE from Vornado of office space in New York and New Jersey. Disclosed in p. 58 of the Information Statement

(3) Represents income taxes on Puerto Rico properties. Disclosed in p. 56 of the Information Statement

(4) Includes non-cash rental income resulting from the straight-lining of rents and amortization of acquired below market leases net of above market leases of $7.325MM less non-cash ground rent expense of $1.176MM. Disclosed in p. 27 of the Information Statement

(5) Pro forma adjustment reflects adjustments related to: (i) Urban Edge management and leasing of Vornado's Springfield Town Center and 22 retail assets which Vornado plans to sell; (ii) the management and leasing of Alexander's Inc. (32.4% owned by Vornado) non-Manhattan retail properties; and (iii) the management of Interstate Properties assets. Disclosed on p. 56 of the Information Statement

(6) Disclosed in p. 56 of the Information Statement

(7) Includes pro forma adjustments of: (i) $4.1MM for the July 2014 Las Catalinas financing; (ii) $1.0MM of facility fees and $1.0MM of amortized financing costs associated with the November 2014 $500MM unsecured revolver; and (iii) ($1.1)MM for the August 2014 Wilkes Barre loan repayment

(8) Consists of 99.3MM common shares and 5.7MM partnership units owned by Vornado

URBAN EDGE PROPERTIES
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URBAN EDGE PROPERTIES BALANCE SHEET

($MM)	AS OF SEPTEMBER 30, 2014	ADJUSTMENTS	PRO FORMA AS OF SEPTEMBER 30, 2014
Real Estate, At Cost	2,007	-	2,007
Accumulated Depreciation and Amortization	(457)	-	(457)
Cash and Cash Equivalents	133	119	252
Other Tangible Assets [(1)]	35	-	35
Capitalized Assets [(2)]	156	4	160
Total Assets	1,874	123	1,997
Mortgages Payable	1,292	-	1,292
Accounts Payable and Accrued Expenses	32	27 [(3)]	59
Intangible and Other Liabilities [(4)]	172	-	172
Total Liabilities	1,497	27	1,524
Vornado Equity	376	(376) [(5)]	-
Shareholder's Equity	-	339 [(5)]	339
Noncontrolling Interest in UE LP	-	134 [(5)]	134
Noncontrolling Interest in Consolidated Subsidiary	-	-	-
Total Equity	377	96	473
Total Liabilities & Equity	1,874	123	1,997

Note: Totals may not add due to rounding

(1) Consists of $10MM of Restricted Cash, $11MM of Tenant and Other Receivables, and $14MM of Prepaid Expenses and Other Assets

(2) Consists of Identified Intangible Assets of $35MM, Deferred Leasing Costs of $19MM, Receivable Arising From the Straight-Lining of Rents of $89MM, Deferred Financing Costs of $11MM, and Liquor Licenses of $2MM

(3) Pursuant to the Separation Agreement between Vornado and UE, this adjustment reflects UE's costs incurred in connection with the spin-off. These costs have not been reflected in the Pro Forma Combined Statement of Income included in the Information Statement

(4) Consists primarily of (i) $164MM of acquired below market leases (FAS 141) that amortize into property rentals over the related lease terms; (ii) $5MM of straight-line rent on ground leases; and (iii) a $2MM payable for solar panels on Bergen Town Center

(5) Pursuant to the separation and distribution by each of Vornado and Vornado Realty LP, these adjustments reflect: (i) the issuance of common limited partnership units by Urban Edge Properties LP ("UE LP") to Vornado in exchange for seven of Vornado's retail properties with a net book basis of $134MM; (ii) the reclassification of Vornado equity to shareholder's equity; and (iii) the execution of a $500MM revolving credit agreement under which no amounts will be drawn and outstanding as of the date of the separation

URBAN EDGE PROPERTIES
43

URBAN EDGE PROPERTIES OUTSTANDING DEBT

	MATURITY	BALANCE ($MM) AT SEPTEMBER 30, 2014	INTEREST RATE (%) AT SEPTEMBER 30, 2014	INDICATIVE ANNUALIZED INTEREST EXPENSE ($MM)(1)	INTEREST TYPE
Crossed collateralized mortgage on 40 properties					
Fixed Rate	September 2020	551	4.28	23.6	Fixed
Variable Rate	September 2020	60	2.36 (2)	1.4	Variable
Bergen Town Center	April 2023	300	3.56	10.7	Fixed
Las Catalinas	August 2024	130	4.43	5.8	Fixed
Montehiedra Town Center (3)	July 2016	120	6.04	7.2	Fixed
North Bergen (Tonnelle Avenue)	January 2018	75	4.59	3.4	Fixed
Forest Plaza	July 2018	17	1.45 (4)	0.2	Variable
Mount Kisco (Target)	November 2034	16	7.30	1.2	Fixed
Mount Kisco (A&P)	February 2015	12	7.20	0.9	Fixed
Englewood	October 2018	12	6.22	0.7	Fixed
Total		1,292	4.27	55.2	
Run Rate Pro Forma Adjustments (5)				4.3	
Indicative Total Gross Interest Expense				59.5	

Note: Data on this slide, including annualized data and third quarter 2014 data, are not intended to represent, and should not be taken as, guidance as to future results or predictions as to future results. Urban Edge has entered into a four year unsecured revolver of $500MM. No amount is expected to be drawn at transaction close. At current leverage levels, facility fee is 20bps and drawn interest rate is L + 115bps. This interest rate is subject to change based on the company's leverage and there is no assurance that the interest rate will remain at this level in the future. Totals may not add due to rounding

(1) Based on the September 30, 2014 balance and interest rate
(2) Interest rate of L + 1.36% with a 1.00% LIBOR floor. Rate shown is as of September 30, 2014
(3) Currently in discussions with the special servicer of the Montehiedra mortgage loan to restructure the terms of the loan; although these discussions are ongoing, there can be no assurance as to the ultimate resolution of the matter
(4) Interest rate of L + 1.30%. Rate shown is as of September 30, 2014
(5) Includes amortization of deferred financing fees of $3.2MM and a facility fee of $1.0MM associated with the $500MM Unsecured Revolver

URBAN EDGE PROPERTIES
44

URBAN EDGE PROPERTIES EBITDA Reconciliation of Net Income to EBITDA, Comparable EBITDA and Pro Forma Comparable EBITDA TTM 9/30/14 PRO FORMA ADJUSTMENTS PRO FORMA TTM 9/30/14 ($000’s) Net Income 46,757 (1,983) 44,774 Interest and Debt Expense 54,289 - 54,289 EBITDA 158,446 (1,983) 156,463 Non-comparable Items: Transaction Costs 4,683 (4,683) - EBITDA Adjusted For Comparability 182,129 (6,666) 175,463 Debt 1,292,075 Net Debt 1,067,075 45 Net Debt to EBITDA 6.1 Less Cash (Pro Forma) (225,000) Real Estate Impairment Losses 19,000 - 19,000 Depreciation, Amortization and Income Taxes 57,400 - 57,400

URBAN EDGE PROPERTIES SAME PROPERTY NOI

Reconciliation of Operating Income to NOI and Same Property NOI

($000's)	TTM 9/30/14	YTD 9/30/14	YTD 9/30/13	2013	2012	2011	2010
Operating Income	102,229	91,819	156,803	167,213	124,965	144,038	121,427
Depreciation and Amortization	56,184	40,586	38,445	54,043	52,960	50,981	49,504
General and Administrative	25,808	19,250	19,323	25,881	27,209	27,698	28,058
Real Estate Impairment Losses	19,000	-	-	19,000	6,000	-	-
Transaction Costs	4,683	4,683	-	-	-	-	-
Subtotal	207,904	156,338	214,571	266,137	211,134	222,717	198,989
Non-cash Rental Income	(10,145)	(7,325)	(8,635)	(11,455)	(15,920)	(14,457)	(16,653)
Non-cash Ground Rent Expense	1,561	1,176	1,456	1,841	1,686	2,212	2,663
NOI	199,320	150,189	207,392	256,523	196,900	210,472	184,999
Non-same Property Items:							
Settlement Income From Stop & Shop	-	-	(59,599)	(59,599)	-	-	-
Income Recognized Pursuant to Stop & Shop Guarantee Which Was Terminated Upon Settlement In February 2013	-	-	(500)	(500)	(5,917)	(5,000)	-
Reversal of Allowance for Doubtful Accounts in Connection With the Stop & Shop Settlement	-	-	-	-	-	(19,463)	-
Properties Taken Out-of-Service for Redevelopment	(4,211)	(3,084)	(3,114)	(7,479)	(5,823)	(4,207)	(3,121)
Other Non-same Property (Income) Expense	(222)	(13)	(665)	(874)	(867)	(1,221)	(5,494)
Subtotal	(4,433)	(3,097)	(63,878)	(68,452)	(12,607)	(29,891)	(8,615)
Same Property NOI	194,887	147,092	143,514	188,071	184,293	180,581	176,384
Same Property (%)		*2.5%*		*2.0%*	*2.1%*	*2.4%*	

URBAN EDGE PROPERTIES

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IMPROVING SHOPPING CENTERS IN AND ON THE EDGE OF URBAN COMMUNITIES 47